Exhibit 3.1

AMENDED AND RESTATED CODE OF REGULATIONS

OF

HICKOK INCORPORATED

ARTICLE I

Fiscal Year

The fiscal year of the Corporation shall be the twelve months ending September 30 in each year, or such other period as the Board of Directors may designate by resolution.

ARTICLE II

Shareholders

Section 1. Meetings of Shareholders.

          (a)       Annual Meeting. The annual meeting of the Shareholders of this Corporation, for the election of Directors, the consideration of financial statements and other reports, and the transaction of such other business as may properly be brought before such meeting, shall be held at such time on such date within six (6) months after the close of the Corporation's fiscal year as the Board of Directors shall designate by appropriate notice. Upon due notice there may also be considered and acted upon at an annual meeting any matter which could properly be considered and acted upon at a special meeting, in which case and for which purpose the annual meeting shall also be considered as, and shall be, a special meeting. In the event that the annual meeting is not held or if Directors are not elected thereat, a special meeting may be called and held for that purpose. (1701.39, 1701.38(A))

          (b)       Special Meeting. Special meetings of the Shareholders may be held on any business day when called by any person or persons who may be authorized by law to do so. Calls for special meetings shall specify the purpose or purposes thereof, and no business shall be considered at any such meeting other than that specified in the call therefor. (1701.40(A), 1701.41)

          (c)      Place of Meetings. Any meeting of Shareholders may be held at such place within or without the State of Ohio as may be designated in the Notice of said meeting. (1701.40(B))

          (d)      Notice of Meeting and Waiver of Notice.

                    (1)       Notice. Written notice of the time, place and purposes of any meeting of Shareholders shall be given to each Shareholder entitled thereto not less than seven (7) days nor more than sixty (60) days before the date fixed for the meeting and as prescribed by law. Such notice shall be given either by personal delivery or mailed to each Shareholder entitled to notice of or to vote at such meeting. If such notice is mailed, it shall be directed, postage prepaid, to the Shareholders at their respective addresses as they appear upon the records of the Corporation, and notice shall be deemed to have been given on the day so mailed. If any meeting is adjourned to another time or place, no notice as to such adjourned meeting need be given other than by announcement at the meeting at which such an adjournment is taken. No business shall be transacted at any such adjourned meeting except as might have been lawfully transacted at the meeting at which such adjournment was taken. (1701.41(A), 1701.02)

                   (2)       Notice to Joint Owners. All notices with respect to any shares to which persons are entitled by joint or common ownership may be given to that one of such persons who is named first upon the books of this Corporation, and notice so given shall be sufficient notice to all the holders of such shares.

                   (3)       Waiver. Notice of any meeting, however, may be waived in writing by any Shareholder either before or after any meeting of Shareholders, or by attendance at such meeting without protest prior to the commencement thereof. (1701.42)

          (e)       Shareholders Entitled to Notice and to Vote. If a record date shall not be fixed or the books of the Corporation shall not be closed against transfers of shares pursuant to statutory authority, the record date for the determination of Shareholders entitled to notice of or to vote at any meeting of Shareholders shall be the close of business on the twentieth day prior to the date of the meeting and only Shareholders of record at such record date shall be entitled to notice of and to vote at such meeting. Such record date shall continue to be the record date for all adjournments of such meeting unless a new record date shall be fixed and notice thereof and of the date of the adjourned meeting be given to all Shareholders entitled to notice in accordance with the new record date so fixed. (1701.45(A)(C)(E))

          (f)       Quorum. At any meeting of Shareholders, the holders of shares entitling them to exercise a majority of the voting power of the Corporation, present in person or by proxy, shall constitute a quorum for such meeting; provided, however, that no action required by law, the Articles, or these Regulations to be authorized or taken by the holders of a designated proportion of the shares of the Corporation may be authorized or taken by a lesser proportion. The Shareholders present in person or by proxy, whether or not a quorum be present, may adjourn the meeting from time to time without notice other than by announcement at the meeting. (1701.51)

          (g)       Organization of Meetings.

                    (1)       Presiding Officer. The Chairman of the Board, or in his absence, the President, or in the absence of both of them, a Vice President of the Corporation shall call all meetings of the Shareholders to order and shall act as Chairman thereof. If all are absent, the Shareholders shall select a Chairman.

                    (2)       Minutes. The Secretary of the Corporation, or, in his absence, an Assistant Secretary, or, in the absence of both, a person appointed by the Chairman of the meeting, shall act as Secretary of the meeting and shall keep and make a record of the proceedings thereat.

          (h)       Order of Business. The order of business at all meetings of the Shareholders, unless waived or otherwise determined by a vote of the holder or holders of the majority of the number of shares entitled to vote present in person or represented by proxy, shall be as follows:

                    1.       Call meeting to order.

                    2.       Selection of Chairman and/or Secretary, if necessary.

                    3.       Proof of notice of meeting and presentment of affidavit thereof.

                    4.       Roll call, including filing of proxies with Secretary.

                    5.       Upon appropriate demand, appointment of inspectors of election. (1701.50)

                    6.       Reading, correction and approval of previously unapproved minutes.

                    7.       Reports of officers and committees.

                    8.       If annual meeting, or meeting called for that purpose, election of Directors.

                    9.       Unfinished business, if adjourned meeting.

                    10.       Consideration in sequence of all other matters set forth in the call for and written notice of the meeting.

                    11.       Adjournment.

          (i)       Voting. Except as provided by statute or in the Articles, every Shareholder entitled to vote shall be entitled to cast one vote on each proposal submitted to the meeting for each share held of record by him on the record date for the determination of the Shareholders entitled to vote at the meeting. At any meeting at which a quorum is present, all questions and business which may come before the meeting shall be determined by a majority of votes cast, except when a greater proportion is required by law, the Articles, or these Regulations. (1701.44(A))

        (j)       Proxies. A person who is entitled to attend a Shareholders' meeting, to vote thereat, or to execute consents, waivers and releases, may be represented at such meeting or vote thereat, and execute consents, waivers, and releases, and exercise any of his rights, by proxy or proxies appointed by a writing signed by such person, or by his duly authorized attorney, as provided by the laws of the State of Ohio. (1701.48)

        (k)       List of Shareholders. At any meeting of Shareholders a list of Shareholders, alphabetically arranged, showing the number and classes of shares held by each on the record date applicable to such meeting shall be produced on the request of any Shareholder. (1701.37(B))

Section 2. Action of Shareholders Without a Meeting.

         Any action which may be taken at a meeting of Shareholders may be taken without a meeting if authorized by a writing or writings signed by all of the holders of shares who would be entitled to notice of a meeting for such purpose, which writing or writings shall be filed or entered upon the records of the Corporation. (1701.54)

ARTICLE III

Directors

Section 1. General Powers.

          The business, power and authority of this Corporation shall be exercised, conducted and controlled by a Board of Directors, except where the law, the Articles or these Regulations require action to be authorized or taken by the Shareholders. (1071.59)

Section 2. Number, Election and Qualification of Directors.

          (a)       Number. The Board of Directors shall consist of not less than five nor more than ten members. At any Shareholders meeting called for the purpose of electing Directors, the Shareholders, by a vote of the holders of a majority of the voting power represented at the meeting, may fix or change the total number of Directors within the above limitation. In the event that the Shareholders fail to fix or change the number of Directors, the number of Directors then serving in office shall constitute the total number of Directors until further changed in accordance with this Section. In addition to the authority of the Shareholders to fix or change the number of Directors, the total number of Directors so determined may be increased or decreased between Shareholders' meetings by the Board of Directors at a meeting or by action without a meeting, and the total number of Directors as so changed shall be the total number of Directors until further changed in accordance with this Section. In the event that the Directors increase the total number of Directors, the Directors who are then in office may fill any vacancy created thereby. No reduction in the total number of Directors shall of itself have the effect of shortening the term of any incumbent Director.

          (b)       Election. Subject to the rights of Directors to elect additional Directors in accordance with Section 2(a) or Section 3(d), the Directors shall be elected at the Annual Meeting of Shareholders, or if not so elected, at a Special Meeting of Shareholders called for that purpose. At any meeting of Shareholders at which Directors are to be elected, the candidates receiving the greatest number of votes shall be elected.

          (c)       Qualification. Directors need not be Shareholders of the Corporation.

Section 3. Term of Office of Directors.

          (a)       Term. The term of office of each Director shall expire at the Annual Meeting of Shareholders in each year, and the Directors shall hold office for the respective terms to which elected and until their respective successors are elected and qualified, subject only to prior resignation, death or removal by the Directors as provided by law, and subject to the provisions of the Articles.

          (b)       Removal. With prior notice thereof, all the Directors or any individual Director may be removed with or without cause by the affirmative vote of the holders of shares representing a majority of the total voting power of the Corporation at any Special Meeting of Shareholders properly called for that purpose.

          (c)       Resignation. A resignation from the Board of Directors shall be deemed to take effect immediately or at such other time as the Director may specify.

          (d)       Vacancy. If any vacancy shall occur in the Board of Directors by death, resignation or as provided by law, the Articles or these Regulations, the remaining Directors shall constitute the Board of Directors until such vacancy is filled. The remaining Directors may fill any vacancy in the Board for the unexpired term.

Section 4. Meetings of Directors.

          (a)       Regular Meetings. A regular meeting of the Board of Directors shall be held immediately following the adjournment of the annual meeting of the Shareholders or a special meeting of the Shareholders at which Directors are elected. The holding of such Shareholders' meeting shall constitute notice of such Directors' meeting and such meeting may be held without further notice. Other regular meetings shall be held at such other times and places as may be fixed by the Directors. (1701.61)

          (b)       Special Meetings. Special meetings of the Board of Directors may be held at any time upon call of the Chairman of the Board, the President, any Vice President, or any two Directors. (1701.61(A))

          (c)       Place of Meeting. Any meeting of Directors may be held at any place within or without the State of Ohio in person and/or through any communications equipment if all persons participating in the meeting can hear each other. (1701.61(B))

          (d)       Notice of Meeting and Waiver of Notice. Notice of the time and place of any regular or special meeting of the Board of Directors (other than the regular meeting of Directors following the adjournment of the annual meeting of the Shareholders or following any special meeting of the Shareholders at which Directors are elected) shall be given to each Director by personal delivery, telephone, mail, telegram or cablegram at least forty-eight (48) hours before the meeting, which notice need not specify the purpose of the meeting. Such notice, however, may be waived in writing by any Director either before or after any such meeting, or by attendance at such meeting (including attendance (presence) by means of participation through any communications equipment as above provided) without protest prior to the commencement thereof. (1701.61(B)(C), 1701.42)

Section 5. Quorum and Voting.

          At any meeting of Directors, not less than one-half of the whole authorized number of Directors is necessary to constitute a quorum for such meeting, except that a majority of the remaining Directors in office constitutes a quorum for filling a vacancy in the Board. At any meeting at which a quorum is present, all acts, questions and business which may come before the meeting shall be determined by a majority of votes cast by the Directors present at such meeting, unless the vote of a greater number is required by the Articles, Regulations or By-Laws. (1701.62)

Section 6. Committees.

          (a)       Appointment. The Board of Directors may from time to time appoint certain of its members (but in no event less than three) to act as a committee or committees in the intervals between meetings of the Board and may delegate to such committee or committees powers to be exercised under the control and direction of the Board. Each such committee and each member thereof shall serve at the pleasure of the Board.

          (b)       Executive Committee. In particular, the Board of Directors may create from its membership and define the powers and duties of an Executive Committee. During the intervals between meetings of the Board of Directors the Executive Committee shall possess and may exercise all of the powers of the Board of Directors in the management and control of the business of the Corporation to the extent permitted by law. All action taken by the Executive Committee shall be reported to the Board of Directors at its first meeting thereafter.

          (c)       Committee Action. Unless otherwise provided by the Board of Directors, a majority of the members of any committee appointed by the Board of Directors pursuant to this Section shall constitute a quorum at any meeting thereof and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee. Action may be taken by any such committee without a meeting by a writing signed by all its members. Any such committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors, and shall keep a written record of all action taken by it. (1701.63)

Section 7. Action of Directors Without a Meeting.

          Any action which may be taken at a meeting of Directors may be taken without a meeting if authorized by a writing or writings signed by all the Directors, which writing or writings shall be filed or entered upon the records of the Corporation. (1701.54)

Section 8. Compensation of Directors.

          The Board of Directors may allow compensation for attendance at meetings or for any special services, may allow compensation to members of any committee, and may reimburse any Director for his expenses in connection with attending any Board or committee meeting. (1701.60)

ARTICLE IV

Officers

Section 1. General Provisions.

          The Board of Directors shall elect a President, a Secretary and a Treasurer, and may elect a Chairman of the Board, one or more Vice-Presidents, and such other officers and assistant officers as the Board may from time to time deem necessary. The Chairman of the Board, if any, and the President shall be Directors, but no one of the other officers need be a Director. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required to be executed, acknowledged or verified by two or more officers. (1701.64(A))

Section 2. Powers and Duties.

          All officers, as between themselves and the Corporation, shall respectively have such authority and perform such duties as are customarily incident to their respective offices, and as may be specified from time to time by the Board of Directors, regardless of whether such authority and duties are customarily incident to such office. In the absence of any officer of the Corporation, or for any other reason the Board of Directors may deem sufficient, the Board of Directors may delegate for the time being, the powers or duties of such officer, or any of them, to any other officer or to any Director. The Board of Directors may from time to time delegate to any officer authority to appoint and remove subordinate officers and to prescribe their authority and duties. Since the lawful purposes of this Corporation include the acquisition and ownership of real property, personal property and property in the nature of patents, copyrights, and trademarks and the protection of the Corporation's property rights in its patents, copyrights and trademarks, each of the officers of this Corporation is empowered to execute any power of attorney necessary to protect, secure, or vest the Corporation's interest in and to real property, personal property and its property protectable by patents, trademarks and copyright registration and to secure such patents, copyrights and trademark registrations. (1701.64(B)(1))

Section 3. Term of Office and Removal.

          (a)       Term. Each officer of the Corporation shall hold office during the pleasure of the Board of Directors, and unless sooner removed by the Board of Directors, until the meeting of the Board of Directors following the date of their election and until his successor is elected and qualified. (1701.64(A))

          (b)       Removal. The Board of Directors may remove any officer at any time, with or without cause by the affirmative vote of a majority of Directors in office. (1701.64(B)(2))

Section 4. Compensation of Officers.

          Unless compensation is otherwise determined by a majority of the Directors at a regular or special meeting of the Board of Directors, or unless such determination is delegated by the Board of Directors to another officer or officers, the President of the Corporation from time to time shall determine the compensation to be paid to all officers and other employees for services rendered to the Corporation. (1701.60)

ARTICLE V

Indemnification of Directors, Officers, Employees, and Others

          (a)       Right of Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he or she is or was a Director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another company or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an "Indemnitee"), whether the basis of such Proceeding is alleged action in an official capacity as a Director, officer, employee or agent or in any other capacity while serving as a Director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted or required by the Ohio General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that, except as provided in paragraph (c) of this Article V with respect to Proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors.

          (b)       Right to Advancement of Expenses. The right to indemnification conferred in paragraph (a) of this Article V shall include the right to be paid by the Corporation the expenses (including, without limitation, attorneys' fees and expenses) incurred in defending any such Proceeding in advance of its final disposition (an "Advancement of Expenses"); provided, however, that, if the Ohio General Corporation Law so requires, an Advancement of Expenses incurred by an Indemnitee in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (an "Undertaking"), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a "Final Adjudication") that such Indemnitee is not entitled to be indemnified for such expenses under this paragraph (b) or otherwise. The rights to indemnification and to the Advancement of Expenses conferred in paragraphs (a) and (b) of this Article V shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators..

          (c)       Right of Indemnitee to Bring Suit. If a claim under paragraph (a) or (b) of this Article V is not paid in full by the Corporation within 60 calendar days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be 20 calendar days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that, and (ii) any suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Corporation shall be entitled to recover such expenses upon a Final Adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the Ohio General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or shareholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Ohio General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or shareholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this Article V or otherwise shall be on the Corporation.

          (d)       Non-Exclusivity of Rights. The rights to indemnification and to the Advancement of Expenses conferred in this Article V shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Articles of Incorporation, Code of Regulations, agreement, vote of shareholders or disinterested Directors or otherwise.

          (e)       Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Ohio General Corporation Law.

          (f)       Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the Advancement of Expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article V with respect to the indemnification and Advancement of Expenses of Directors and officers of the Corporation.

          (g)      Limitation of Liability. (i) No person shall be found to have violated his duties to the Corporation as a Director of the Corporation in any action brought against such Director (including actions involving or affecting any of the following: (A) a change or potential change in control of the Corporation; (B) a termination or potential termination of his or her service to the Corporation as a Director; or (C) his or her service in any other position or relationship with the Corporation), unless it is proven by clear and convincing evidence that the Director has not acted in good faith, in a manner he or she reasonably believes to be in or not opposed to the best interests of the Corporation, or with the care that an ordinarily prudent person in a like position would use under similar circumstances. Notwithstanding the foregoing, nothing contained in this paragraph (a) limits relief available under Section 1701.60 of the Ohio Revised Code.

          (ii)       In performing his duties, a Director shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, that are prepared or presented by: (A) one or more Directors, officers or employees of the Corporation whom the Director reasonably believes are reliable and competent in the matters prepared or presented; (B) counsel, public accountants, or other persons as to matters that the Director reasonably believes are within the person's professional or expert competence; or (C) a committee of the Directors upon which he or she does not serve, duly established in accordance with the provisions of these Regulations, as to matters within its designated authority, which committee the Director reasonably believes to merit confidence.

          (iii) A Director in determining what he or she reasonably believes to be in the best interests of the Corporation shall consider the interests of the Corporation's Shareholders and, in his discretion, may consider (A) the interests of the Corporation's employees, suppliers, creditors and customers; (B) the economy of the state and nation; (C) community and societal considerations; and (D) the long-term as well as short-term interests of the Corporation and its Shareholders, including the possibility that these interests may be best served by the continued independence of the Corporation.

          (iv)       A Director shall be liable in damages for any action he or she takes or fails to take as a Director only if it is proven by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Corporation or undertaken with reckless disregard for the best interests of the Corporation. Notwithstanding the foregoing, nothing contained in this paragraph (g) affects the liability of Directors under Section 1701.95 of the Ohio Revised Code or limits relief available under Section 1701.60 of the Ohio Revised Code.

ARTICLE VI

Restrictions on Transfer of Shares

Section 1. Certain Definitions.

         As used in this Article VI, the following capitalized terms have the following meanings when used herein with initial capital letters (and any references to any portions of Treasury Regulation §§ 1.382-2T, 1.382-3 and 1.382-4 shall include any successor provisions):

          (a)       "4.9-percent Transaction" means any Transfer described in clause (a), (b), or (c) of Section 2 of this Article VI.

          (b)           "4.9-percent Shareholder" a Person who owns 4.9% or more of the Corporation's then-outstanding aggregated Shares, Common Shares and Preferred Shares, whether directly or indirectly, including any Shares such Person would be deemed to constructively own or which otherwise would be aggregated with Shares owned by such Person pursuant to Section 382 of the Code, or any successor provision or replacement provision and the Treasury Regulations thereunder.

          (c)          "Agent" has the meaning set forth in Section 5 of this Article VI.

          (d)          "Common Shares" means any interest in Class A Common Shares, without par value, and Class B Common Shares, without par value, of the Corporation that would be treated as "stock" of the Corporation pursuant to Treasury Regulation § 1.382-2T(f)(18).

          (e)          "Code" means the United States Internal Revenue Code of 1986, as amended from time to time and any successor United States revenue law, and the rulings issued thereunder.

          (f)          "Corporation Security" or "Corporation Securities" means (i) Common Shares, (ii) shares of preferred stock issued by the Corporation (other than preferred stock described in Section 1504(a)(4) of the Code), (iii) warrants, rights, or options (including options within the meaning of Treasury Regulation §§ 1.382-2T(h)(4)(v)) and 1.382-4 to purchase Securities of the Corporation), and (iv) any Shares.

          (g)          "Effective Date" means the date of the adoption of these Amended and Restated Code of Regulations by the Board of Directors.

          (h)          "Excess Securities" has the meaning given such term in Section 4 of this Article VI.

          (i)          "Expiration Date" means the earlier of (i) the repeal of Section 382 of the Code or any successor statute if the Board of Directors determines that this Article VI is no longer necessary for the preservation of Tax Benefits, (ii) the beginning of a taxable year of the Corporation to which the Board of Directors determines that no Tax Benefits may be carried forward or (iii) such date as the Board of Directors shall fix in accordance with Section 11 of this Article VI.

          (j)          "Percentage Share Ownership" means the percentage Share Ownership interest of any Person or group (as the context may require) for purposes of Section 382 of the Code as determined in accordance with the Treasury Regulation §§ 1.382-2T(g), (h), (j) and (k) and 1.382-4 or any successor provision.

          (k) "Person" means any individual, firm, corporation or other legal entity, including a group of persons treated as an entity pursuant to Treasury Regulation § 1.382-3(a)(1)(i), and includes any successor (by merger or otherwise) of such entity.

          (l)          "Preferred Shares" means any interest in Preferred Shares, without par value, of the Corporation that would be treated as "stock" of the Corporation pursuant to Treasury Regulation § 1.382-2T(f)(18).           (m) "Prohibited Distributions" means any and all dividends or other distributions paid by the Corporation with respect to any Excess Securities received by a Purported Transferee.

          (n)          "Prohibited Transfer" means any Transfer or purported Transfer of Corporation Securities to the extent that such Transfer is prohibited and/or void under this Article VI.

          (o)          "Public Group" has the meaning set forth in Treasury Regulation § 1.382-2T(f)(13).

          (p)          "Purported Transferee" has the meaning set forth in Section 4 of this Article VI.

          (q)          "Shares" means any interest that would be treated as "stock" of the Corporation pursuant to Treasury Regulation §§ 1.382-(2)(a)(3) and 1.382-2T(f)(18).

          (r) "Share Ownership" means any direct or indirect ownership of Shares, including any ownership by virtue of application of constructive ownership rules, with such direct, indirect, and constructive ownership determined under the provisions of Section 382 of the Code and the regulations thereunder.

          (s)          "Tax Benefits" means all or any portion of the net operating loss carryforwards, capital loss carryforwards, general business credit carryforwards, alternative minimum tax credit carryforwards and foreign tax credit carryforwards, as well as any loss or deduction attributable to a "net unrealized built-in loss" of the Corporation or any direct or indirect subsidiary thereof, within the meaning of Section 382 of the Code.

          (t)          "Transfer" means, any direct or indirect sale, transfer, assignment, conveyance, pledge or other disposition or other action taken by a person, other than the Corporation, that alters the Percentage Share Ownership of any Person. A Transfer also shall include the creation or grant of an option (including an option within the meaning of Treasury Regulation §§ 1.382-2T(h)(4)(v) and 1.382-4). For the avoidance of doubt, a Transfer shall neither include the creation or grant of an option by the Corporation, nor shall a Transfer include the issuance of Shares by the Corporation.
          (u)          "Transferee" means any Person to whom Corporation Securities are Transferred.

          (v)           "Treasury Regulations" means the regulations, including temporary regulations or any successor regulations promulgated under the Code, as amended from time to time.

Section 2. Transfer and Ownership Restrictions.

         In order to preserve the Tax Benefits, from and after the Effective Date of this Article VI, any attempted Transfer of Corporation Securities prior to the Expiration Date and any attempted Transfer of Corporation Securities pursuant to an agreement entered into prior to the Expiration Date, shall be prohibited and void ab initio to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), (a) any Person or Persons would become a 4.9-percent Shareholder, (b) the Percentage Share Ownership in the Corporation of any 4.9-percent Shareholder or Public Group would be increased or (c) that would result in the application of any § 382 of the Code limitation on the use of the Tax Benefits.  For the avoidance of doubt, nothing herein contained shall preclude the settlement of any transaction between Prohibited Transferee and transferor in the Corporation Securities entered into through the facilities of any stock exchange or automatic quotation system of a national securities association though any such transaction will remain subject to the provisions of this Article VI.

Section 3. Exceptions. Notwithstanding anything to the contrary herein:

         (a)           Issuance of Corporation Securities by the Corporation to any holder of a convertible note or its affiliates issued pursuant to a Convertible Loan Agreement entered into prior to the adoption of this Article VI as part of the Amended and Restated Code of Regulations; provided that such Corporation Securities were issuable upon conversion of the convertible note to securities.

         (b)           Issuance of Corporation Securities by the Corporation upon the exercise of any warrant or option; provided that all such warrants or options exercised were issued prior to the adoption of this Article VI as part of the Amended and Restated Code of Regulations and exercised by the original recipient or its affiliates.

         (c)           The restrictions set forth in Section 2 of this Article VI shall not apply to an attempted Transfer that is a 4.9-percent Transaction if the transferor or the Transferee obtains the written approval of the Board of Directors or a duly authorized committee thereof. As a condition to granting its approval pursuant to this Section 3 of this Article VI, the Board of Directors, may, in its discretion, require (at the expense of the transferor and/or Transferee) an opinion of counsel selected by the Board of Directors that the Transfer shall not result in the application of any Section 382 of the Code limitation on the use of the Tax Benefits; provided that the Board of Directors may grant such approval notwithstanding the effect of such approval on the Tax Benefits if it determines that the approval is in the best interests of the Corporation. The Board of Directors may impose any conditions that it deems reasonable and appropriate in connection with such approval, including, without limitation, restrictions on the ability of any Transferee to Transfer Shares acquired through a Transfer. Approvals of the Board of Directors hereunder may be given prospectively or retroactively. The Board of Directors, to the fullest extent permitted by law, may exercise the authority granted by this Article VI through duly authorized officers or agents of the Corporation. Nothing in this Section 3 of this Article VI shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.

Section 4. Excess Securities.

         (a)           No employee or agent of the Corporation shall record any Prohibited Transfer, and the purported transferee of such a Prohibited Transfer (the "Purported Transferee") shall not be recognized as a shareholder of the Corporation for any purpose whatsoever in respect of the Corporation Securities which are the subject of the Prohibited Transfer (the "Excess Securities"). Until the Excess Securities are acquired by another person in a Transfer that is not a Prohibited Transfer, the Purported Transferee shall not be entitled with respect to such Excess Securities to any rights of shareholders of the Corporation, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any, and the Excess Securities shall be deemed to remain with, and for all purposes owned by, the transferor unless and until the Excess Securities are transferred to the Agent pursuant to Section 5 of this Article VI or until an approval is obtained under Section 3 of this Article VI. After the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Corporation Securities shall cease to be Excess Securities. For this purpose, any Transfer of Excess Securities not in accordance with the provisions of Sections 4 or 5 of this Article VI shall also be a Prohibited Transfer.

         (b)           The Corporation may require as a condition to the registration of the Transfer of any Corporation Securities or the payment of any distribution on any Corporation Securities that the proposed Transferee or payee furnish to the Corporation all information reasonably requested by the Corporation with respect to its direct or indirect ownership interests in such Corporation Securities. The Corporation may make such arrangements or issue such instructions to its share transfer agent as may be determined by the Board of Directors to be necessary or advisable to implement this Article VI, including, without limitation, authorizing such transfer agent to require an affidavit from a Purported Transferee regarding such Person's actual and constructive ownership of shares and other evidence that a Transfer will not be prohibited by this Article VI as a condition to registering any transfer.

Section 5. Transfer to Agent.

         If the Board of Directors determines that a Transfer of Corporation Securities constitutes a Prohibited Transfer then, upon written demand by the Corporation sent within thirty days of the date on which the Board of Directors determines that the attempted Transfer would result in Excess Securities, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee's possession or control, together with any Prohibited Distributions, to an agent designated by the Board of Directors (the "Agent"). The Agent shall thereupon sell to a buyer or buyers, which may include the Corporation, the Excess Securities transferred to it in one or more arm's-length transactions (on the public securities market on which such Excess Securities are traded, if possible, or otherwise privately); provided, however, that any such sale must not constitute a Prohibited Transfer and provided, further, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent's discretion, such sale or sales would disrupt the market for the Corporation Securities or otherwise would adversely affect the value of the Corporation Securities. If the Purported Transferee has resold the Excess Securities before receiving the Corporation's demand to surrender Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Corporation grants written permission to the Purported Transferee to retain a portion of such sales proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to Section 6 of this Article VI if the Agent rather than the Purported Transferee had resold the Excess Securities.

Section 6. Application of Proceeds and Prohibited Distributions.

         The Agent shall apply any proceeds of a sale by it of Excess Securities and, if the Purported Transferee has previously resold the Excess Securities, any amounts received by it from a Purported Transferee, together, in either case, with any Prohibited Distributions, as follows: (a) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (b) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or the fair market value at the time of the Transfer, in the event the purported Transfer of the Excess Securities was, in whole or in part, a gift, inheritance or similar Transfer) which amount shall be determined at the discretion of the Board of Directors; and (c) third, any remaining amounts shall be paid to one or more organizations qualifying under Section 501(c)(3) of the Code (or any comparable successor provision) selected by the Board of Directors. The Purported Transferee of Excess Securities shall have no claim, cause of action or any other recourse whatsoever against any transferor of Excess Securities. The Purported Transferee's sole right with respect to such shares shall be limited to the amount payable to the Purported Transferee pursuant to this Section 6 of this Article VI. In no event shall the proceeds of any sale of Excess Securities pursuant to this Section 6 of this Article VI inure to the benefit of the Corporation or the Agent, except to the extent used to cover costs and expenses incurred by the Agent in performing its duties hereunder.  Disposition of the Excess Securities by the Agent shall be deemed to occur simultaneously with the Prohibited Transactions to which the Excess Securities relate.

Section 7. Modification of Remedies for Certain Indirect Transfers.

         In the event of any Transfer which does not involve a transfer of securities of the Corporation within the meaning of Ohio law ("Securities," and individually, a "Security") but which would cause a 4.9-percent Shareholder to violate a restriction on Transfers provided for in this Article VI, the restrictions and provisions in Sections 5 and 6 of this Article VI shall be applied as described in this Section 7 of this Article VI. In such case, no such 4.9-percent Shareholder shall be required to dispose of any interest that is not a Security, but such 4.9-percent Shareholder and/or any Person whose ownership of Securities is attributed to such 4.9-percent Shareholder shall be deemed to have disposed of and shall be required to dispose of sufficient Securities (which Securities shall be disposed of in the inverse order in which they were acquired) to cause such 4.9-percent Shareholder, following such disposition, not to be in violation of this Article VI. Such disposition shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of Securities that are deemed to be disposed of shall be considered Excess Securities and shall be disposed of through the Agent as provided in Sections 5 and 6 of this Article VI, except that the maximum aggregate amount payable either to such 4.9-percent Shareholder, or to such other Person that was the direct holder of such Excess Securities, in connection with such sale shall be the fair market value of such Excess Securities at the time of the purported Transfer. All expenses incurred by the Agent in disposing of such Excess Securities shall be paid out of any amounts due such 4.9-percent Shareholder or such other Person. The purpose of this Section 7 of this Article VI is to extend the restrictions in Sections 2 and 5 of this Article VI to situations in which there is a 4.9-percent Transaction without a direct Transfer of Securities, and this Section 7 of this Article VI, along with the other provisions of this Article VI, shall be interpreted to produce the same results, with differences as the context requires, as a direct Transfer of Corporation Securities.

Section 8. Legal Proceedings; Prompt Enforcement.

         If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within thirty days from the date on which the Corporation makes a written demand pursuant to Section 5 of this Article VI (whether or not made within the time specified in Section 5 of this Article VI the provisions in this Article VI shall nonetheless apply), then the Corporation shall promptly take all cost effective actions which it believes are appropriate to enforce the provisions hereof, including the institution of legal proceedings to compel the surrender. Nothing in this Section 8 of this Article VI shall (i) be deemed inconsistent with any Transfer of the Excess Securities provided in this Article VI being void ab initio, (ii) preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand or (iii) cause any failure of the Corporation to act within the time periods set forth in Section 5 of this Article VI to constitute a waiver or loss of any right of the Corporation under this Article VI. The Board of Directors may authorize such additional actions as it deems advisable to give effect to the provisions of this Article VI.

Section 9. Liability.

         To the fullest extent permitted by law, any shareholder subject to the provisions of this Article VI who knowingly violates the provisions of this Article VI shall indemnify and hold the Corporation harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in, or elimination of, the Corporation's ability to utilize its Tax Benefits, and attorneys' and auditors' fees incurred in connection with such violation.

Section 10. Obligation to Provide Information.

         As a condition to the registration of the Transfer of any Shares, any Person who is a beneficial, legal or record holder of Shares, and any proposed Transferee and any Person controlling, controlled by or under common control with the proposed Transferee, shall provide such information as the Corporation may request from time to time in order to determine compliance with this Article VI or the status of the Tax Benefits of the Corporation.

         Any person who acquires or attempts to acquire Corporation Securities in excess of the limitations set forth in this Article VI shall immediately give notice to the Corporation and shall provide to the Corporation any information that the Corporation may otherwise request pursuant to this Section 10.

Section 11. Authority of Board of Directors.

         (a)           The Board of Directors shall have the power to determine all matters necessary for assessing compliance with this Article VI, including, without limitation, (i) the identification of 4.9-percent Shareholders, (ii) whether a Transfer is a 4.9-percent Transaction or a Prohibited Transfer, (iii) the Percentage Share Ownership in the Corporation of any 4.9-percent Shareholder, (iv) whether an instrument constitutes a Corporation Security, (v) the amount (or fair market value) due to a Purported Transferee pursuant to Section 6 of this Article VI, and (vi) any other matters which the Board of Directors determines to be relevant; and the good faith determination of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this Article VI. In addition, the Board of Directors may, to the extent permitted by law, establish, modify, amend or rescind regulations and procedures of the Corporation not inconsistent with the provisions of this Article VI for purposes of determining whether any Transfer of Corporation Securities would jeopardize the Corporation's ability to preserve and use the Tax Benefits and for the orderly application, administration and implementation of this Article VI.

         (b)           Nothing contained in this Article VI shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Corporation and its shareholders in preserving the Tax Benefits. Without limiting the generality of the foregoing, in the event of a change in the application of the law to the Corporation or a change in the law making one or more of the following actions necessary or desirable, the Board of Directors may, by adopting a written resolution, (i) accelerate or extend the Expiration Date, (ii) modify the ownership interest percentage in the Corporation or the Persons or groups covered by this Article VI, (iii) modify the definitions of any terms set forth in this Article VI or (iv) modify the terms of this Article VI as appropriate, in each case, in order to prevent an ownership change for purposes of Section 382 of the Code as a result of any changes in applicable Treasury Regulations or otherwise; provided, however, that the Board of Directors shall not cause there to be such acceleration, extension or modification unless it determines, by adopting a written resolution, that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits. Shareholders of the Corporation shall be notified of such determination through a filing with the Securities and Exchange Commission or such other method of notice as the Secretary of the Corporation shall deem appropriate.

         (c)           In the case of an ambiguity in the application of any of the provisions of this Article VI, including any definition used herein, the Board of Directors shall have the power to determine the application of such provisions with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances. In the event this Article VI requires an action by the Board of Directors but fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Article VI. All such actions, calculations, interpretations and determinations which are done or made by the Board of Directors in good faith shall be conclusive and binding on the Corporation, the Agent, and all other parties for all other purposes of this Article VI. The Board of Directors may delegate all or any portion of its duties and powers under this Article VI to a committee of the Board of Directors as it deems necessary or advisable and, to the fullest extent permitted by law, may exercise the authority granted by this Article VI through duly authorized officers or agents of the Corporation. Nothing in this Article VI shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.

Section 12. Reliance.

         To the fullest extent permitted by law, the Corporation and the members of the Board of Directors shall be fully protected in relying in good faith upon the information, opinions, reports or statements of the executive officers of the Corporation and the Corporation's legal counsel, independent auditors, transfer agent, investment bankers or other employees and agents in making the determinations and findings contemplated by this Article VI. The members of the Board of Directors shall not be responsible for any good faith errors made in connection therewith. For purposes of determining the existence and identity of, and the amount of any Corporation Securities owned by any shareholder, the Corporation is entitled to rely on the existence and absence of filings of Schedule 13D or 13G under the Securities Exchange Act of 1934 (or similar filings), as of any date, subject to its actual knowledge of the ownership of Corporation Securities.

Section 13. Benefits of this Article VI.

         Nothing in this Article VI shall be construed to give to any Person other than the Corporation or the Agent any legal or equitable right, remedy or claim under this Article VI. This Article VI shall be for the sole and exclusive benefit of the Corporation and the Agent.

Section 14. Severability.

         The purpose of this Article VI is to facilitate the Corporation's ability to maintain or preserve its Tax Benefits. If any provision of this Article VI or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Article VI.

Section 15. Waiver.

         With regard to any power, remedy or right provided herein or otherwise available to the Corporation or the Agent under this Article VI, (a) no waiver will be effective unless expressly contained in a writing signed by the waiving party; and (b) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

ARTICLE VII

Securities Held by the Corporation

Section 1. Transfer of Securities Owned by the Corporation.

         All endorsements, assignments, transfers, stock powers, share powers or other instruments of transfer of securities standing in the name of the Corporation shall be executed for and in the name of the Corporation by the President, by a Vice President, by the Secretary or by the Treasurer or by any other person or persons as may be thereunto authorized by the Board of Directors.

Section 2. Voting Securities Held by the Corporation.

         The Chairman of the Board, President, any Vice President, Secretary or Treasurer, in person or by another person thereunto authorized by the Board of Directors, in person or by proxy or proxies appointed by him, shall have full power and authority on behalf of the Corporation to vote, act and consent with respect to any securities issued by other corporations which the Corporation may own. (1701.47(A))

ARTICLE VIII

Share Certificates

Section 1. Transfer and Registration of Certificates.

         The Board of Directors shall have authority to make such rules and regulations, not inconsistent with law, the Articles or these Regulations, as it deems expedient concerning the issuance transfer and registration of certificates for shares and the shares represented thereby and may appoint transfer agents and registrars thereof. (1701.14(A), 1701.26)
Section 2.  Substituted Certificates.

         Any person claiming that a certificate for shares has been lost, stolen or destroyed, shall make an affidavit or affirmation of that fact and, if required, shall give the Corporation (and its registrar or  registrars and its transfer agent or agents, if any) a bond of indemnity, in such form and with one or more sureties satisfactory to the Board, and, if required by the Board of Directors, shall advertise the same in such manner as the Board of Directors may require, whereupon a new certificate may be executed and delivered of the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed. (1701.27, 1308.35)

ARTICLE IX

Seal

         The Directors may adopt a seal for the Corporation which shall be in such form and of such style as is determined by the Directors.  Failure to affix any such corporate seal shall not affect the validity of any instrument. (1701.13(B))

ARTICLE X

Consistency with Articles of Incorporation

         If any provision of these Regulations shall be inconsistent with the Corporation's Articles of Incorporation (and as they may be amended from time to time), the Articles of Incorporation (as so amended at the time) shall govern.

ARTICLE XI

Section Headings

         The headings contained in this Code of Regulations are for reference purposes only and shall not be construed to be part of and/or shall not affect in any way the meaning or interpretation of this Code of Regulations.

ARTICLE XII

Amendments

          Except as otherwise provided by law, by the Articles or by these Regulations, this Code of Regulations of the Corporation (and as it may be amended from time to time) may be repealed, amended or added to in any respect (i) by the Board of Directors (to the extent permitted by the Ohio General Corporation Law), or (ii) at any time at any meeting of shareholders by the affirmative vote of the holders of a majority of the voting power of the Corporation; provided, that any amendment or repeal proposed to be acted upon at any such meeting has been described or referred to in the notice of such meeting, or (iii) by the written consent of the shareholders of record in accordance with Ohio General Corporation Law. If an amendment or addition is adopted by written consent without a meeting of the Shareholders, it shall be the duty of the Secretary to enter the amendment or addition in the records of the Corporation, and to mail a copy of such amendment or addition to each Shareholder of record who would be entitled to vote thereon and did not participate in the adoption thereof. (1701.11)